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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

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
Subsidiaries of Phibro Animal Health Corporation                       Jurisdiction of Organization

C P Chemicals, Inc.                                                    New Jersey
Ferro Metal and Chemical Corporation Limited                           U.K.
Koffolk (1949), Ltd.                                                   Israel
Odda Holdings AS                                                       Norway
Prince Agriproducts, Inc.                                              Delaware
Western Magnesium Corp.                                                California
Phibro Chemicals, Inc.                                                 New York
Phibrochem, Inc.                                                       New Jersey
Phibro Animal Health Holdings, Inc.                                    Delaware
PMC Quincy, Inc.                                                       Illinois

Subisidiaries of Phibro Animal Health Holdings, Inc.                   Jurisdiction of Organization

Phibro Animal Health U.S., Inc.                                        Delaware
Philibro Animal Health de Argentina S.R.L.                             Argentina
Phibro Animal Health Pty Limited                                       Australia
Phibro Animal Health Ltd                                               Canada
Philipp Brothers Animal Health Holdings, Inc. Chile Limitada           Chile
Phibro Animal Health de Costa Rica Ltda                                Costa Rica
Phibro Corporation Limited                                             Hong Kong/China
Phibro Japan Company Limited                                           Japan
Phibro Corporation (M) Sdn Bhd                                         Malaysia
PB Animal Health de Mexico S. de R.L. de C.V.                          Mexico
Phibro Animal Health (Proprietary) Limited                             South Africa
Philibro Animal Health de Venezuela S.R.L.                             Venezuela
PAH Management Company Limited                                         U.K.
Philipp Brothers Netherlands I B.V.                                    The Netherlands

Subsidiaries of Philipp Brothers Netherlands I B.V.                    Jurisdiction of Organization

Philipp Brothers Netherlands II B.V.                                   The Netherlands

Subsidiaries of Philipp Brothers Netherlands II B.V.                   Jurisdiction of Organization

Philipp Brothers Netherlands III B.V.                                  The Netherlands
Phibro Saude Animal International Ltda.                                Brazil

Subsidiaries of Philipp Brothers Netherlands III B.V.                  Jurisdiction of Organization
Phibro Animal Health SA                                                Belgium

Subsidiaries of C P Chemicals, Inc.                                    Jurisdiction of Organization

Phibro-Tech, Inc.                                                      Delaware

Subsidiaries of Phibro-Tech, Inc.                                      Jurisdiction of Organization

LC Holding S.A.                                                        France
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
Subsidiaries of LC Holding S.A.                                        Jurisdiction of Organization

La Cornubia SA*                                                        France

Subsidiaries of Koffolk (1949) Ltd.                                    Jurisdiction of Organization

Koffimex Ltd.                                                          Israel
Planalquimica Industrial Ltda.                                         Brazil
Wychem Limited                                                         U.K.
Agrozan, Ltd.                                                          Israel

Subsidiaries of Ferro Metal and Chemical Corporation Limited           Jurisdiction of Organization

D.G. Bennett Chemicals Limited                                         U.K
Ferro Metal and Chemical Company Limited                               U.K.

Subsidiaries of Odda Holdings AS                                       Jurisdiction of Organization

Odda Smelteverk AS                                                     Norway

*In bankruptcy
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